UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 19, 2015
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UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 936-1300
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.
On November 19, 2015, UnitedHealth Group Incorporated (the “Company”) issued a press release updating its 2015 net earnings outlook and providing initial projections for 2016. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The Company will host an audio webcast beginning at 9:00 a.m. EST with management statements and a question and answer session. The webcast will be available through the Company’s Investors page at www.unitedhealthgroup.com. A replay of the webcast will be available on the Company web site through December 19, 2015.
The Company also announced that it will host its annual Investor Conference with analysts and institutional investors in New York City on Tuesday, December 1, 2015, beginning at 8:00 a.m. EST. At the Investor Conference, senior leaders will discuss the Company’s performance and outlook, including reviewing business trends and specific initiatives related to its various business units and providing financial projections for 2016. The Company will host an audio webcast of the Investor Conference presentations and management question and answer portions of the meeting and make conference materials available on its Investors page at www.unitedhealthgroup.com. A replay of the Investor Conference will be available on the Company web site through January 4, 2016.
The information in this Item 7.01, including the exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.     Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release dated November 19, 2015

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2015

UNITEDHEALTH GROUP INCORPORATED
By:	/s/ Richard J. Mattera
Richard J. Mattera
Assistant Secretary